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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 4, 2000, except for the matters discussed in Note 13, as to which the date is March 27, 2000, included in BayCorp Holdings, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



                                           /s/ Arthur Andersen LLP


Arthur Andersen LLP
Boston, Massachusetts
July 21, 2000